Exhibit 3.1

FORM NO. 2

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF

COMPANY LIMITED BY SHARES

(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION

OF

Kofax Limited

(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

NAME	ADDRESS	BERMUDIAN STATUS (Yes/No)	NATIONALITY	NUMBER OF SHARES SUBSCRIBED

Christopher G. Garrod	Clarendon House 2 Church Street Hamilton HM 11 Bermuda	Yes	British	One

Charles G. Collis	"	Yes	British	One

Alison R. Guilfoyle	"	No	British	One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted company as defined by the Companies Act 1981 (the “Act”).

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding in all, including the following parcels:—N/A

5.	The authorised share capital of the Company is US$10,000.00 divided into shares of US$0.001 each.

6.	The objects for which the Company is formed and incorporated are unrestricted.

7.	Subject to paragraph 4, the Company may do all such things as are incidental or conducive to the attainment of its objects and shall have the capacity, rights, powers and privileges of a natural person, and—

(i)	pursuant to Section 42 of the Act, the Company shall have the power to issue preference shares which are, at the option of the holder, liable to be redeemed;

(ii)	pursuant to Section 42A of the Act , the Company shall have the power to purchase its own shares for cancellation; and

(iii)	pursuant to Section 42B of the Act, the Company shall have the power to acquire its own shares to be held as treasury shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

/s/ Christopher G. Garrod	/s/ Karen O’Connor

/s/ Charles G. Collis	/s/ Karen O’Connor

/s/ Alison R. Guilfoyle	/s/ Karen O’Connor

(Subscribers)	(Witnesses)

SUBSCRIBED this 22nd day of June 2011

FORM NO. 7a	Registration No. 45528

CERTIFICATE OF DEPOSIT OF

MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

Kofax Limited

was delivered to the Registrar of Companies on the 20th day of November 2013 in accordance with section 45(3) of the Companies Act 1981 (“the Act”).

Given under my hand and Seal of the

REGISTRAR OF COMPANIES this

21st day of November 2013

for Registrar of Companies

Capital prior to increase:	US$ 10,000.00

Amount of increase:	US$ 240,000.00

Present Capital:	US$ 250,000.00